SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date Of Report (Date Of Earliest Event Reported): October 28, 2009

Ecologix Resource Group. Inc.
 (Exact Name Of Registrant As Specified In Charter)

DELAWARE	333-148664	98-0533882
(State Or Other Jurisdiction Of Incorporation Or Organization)	(Commission File No.)	(IRS Employee Identification No.)

9903 Santa Monica Blvd.
Suite 918
Beverly Hills, CA. 90212
(Current Address of Principal Executive Offices)

Phone number: 888-LOGIXRG
 (Issuer Telephone Number)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Section 5 -- Corporate Governance and Management

Item 5.02	Departure Of Directors Or Principal Officers; Election Of Directors; Appointment Of Principal Officers.

The Biographical Information for the Directors previously appointed has been revised as follows:

Jason Fine, Chief Executive Officer and Chairman
 Mr. Fine serves as Senior Advisor to Ambassador Juan Avila, the Dominican Republic’s Permanent Representative to the United Nations and as Chairman of the American Teleservices Associations’ International Committee.  The latest company he co-founded, for which he served as CEO and remains a board member of, the Contact Center Institute of the Americas (CCI), was recently allocated funding from the Government of the Dominican Republic to assist with expansion of operations throughout the country. During his three-year tenure as CEO of Fine Marketing Solutions, the Company secured in excess of $41M of outsourcing contracts and created in excess of 2,500 jobs around the globe. Mr. Fine has worked with numerous Fortune 500 organizations assisting to market, sell and serve their customer bases.  Mr. Fine graduated with honors from the University of Iowa earning a B.A. in psychology.

During his tenure with Accenture and while serving in senior leadership positions with other companies, Mr. Fine has worked with numerous Fortune 500 organizations assisting to market, sell and serve their customer bases.

Mr. Fine graduated with high honors and member of the President’s list from the University of Iowa with a B.A. in psychology from the University of Iowa.

Ambassador Michael Ussery, Vice Chairman

Ambassador Ussery is an international business developer who has worked extensively in East Europe and the Mid-East. Previously he was U.S. Ambassador to Morocco during the administrations of President Reagan and President Bush, Sr. In total, Ambassador Ussery has 11 years of experience at the U.S. State Department and as a political appointee of both Presidents.  His roles have included serving as a Director of Congressional and Press relations, White House Liaison, Deputy Assistant Secretary of the Near East and South Asia, and Chairman of the 12 agency Libya Task Force.  In government he held senior positions during the Libya conflict, Gulf War, Afghan War, Cold War and Mid-East peace process.

During the past decade, Ambassador Ussery has worked with more than sixty (60) companies and organizations, including numerous Fortune 500 and top international corporations focusing on public affairs and / or international business development. This has included organizing major investments in East Europe. Ambassador Ussery has experience working in 35 countries during his government and business careers.

Yaffa Zwebner, Director
Information previously filed

Item 5.03	Amendments to Articles of Incorporation or Bylaws, Change in Fiscal Year.

The Company filed with the Secretary of the State of Delaware on or about October 28, 2009, to amend Article FOURTH of its Certificate of Incorporation to increase the authorized capital to consists of 2,050,000,000 (Two Billion and Fifty Million), consisting of 2,000,000,000 (Two Billion) shares of common stock, par value of $0.0001 and 50,000,000 (Fifty Million) shares of preferred stock, par value of $0.0001 per shares.

Section 9 -- Financial Statement And Exhibits

Item 9.01	Financial Statement And Exhibits.

(c)	Exhibits.
Exhibit 3.1	Amendment to Certificate of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Ecologix Resource Group, Inc.

By:	/s/ Jason Fine
Jason Fine
Chief Executive Officer
Dated: November 12, 2009